Exhibit 32(b)

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended June 29, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 29, 2011

By:	/S/ GUY J. CONSTANT
Name:	Guy J. Constant
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)